        UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE MARCH 23, 2002.

                                     WARRANT
                            TO PURCHASE COMMON SHARES
                                       OF
                                  HEMOSOL INC.

THIS IS TO CERTIFY THAT for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Hemosol Inc. (the "Corporation"), a corporation incorporated under the laws of Ontario, hereby grants to MDS Inc. ("MDS") the right at any time and from time to time during the periods set forth in Section 2.1 hereof to purchase from the Corporation up to six million (6,000,000) Common Shares in the capital of the Corporation (subject to adjustment as provided in Article 3 hereof), in whole or in part, at a price per share equal to the Exercise Price (subject to adjustment as provided in Article 3 hereof), upon the terms and conditions and pursuant to the provisions hereinafter provided.

                                    ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

Where used herein or in any amendments hereto, the following terms shall have the following meanings, respectively:

"BUSINESS DAY" means any day other than (i) a Saturday or Sunday; or (ii) any other day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in Toronto.

"CAPITAL REORGANIZATION" has the meaning attributed to such term in Section 3.1(d);

"CERTIFICATE OF THE CORPORATION" means an instrument signed in the name of the Corporation and without personal liability by any two of the Chairman, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Corporation certifying the matters specified therein;

"CLOSE OF BUSINESS" means 5 p.m. (Toronto time);

"COMMON SHARES" means the common shares in the capital of the Corporation, as such shares exist at the Close of Business on the date of execution and delivery of this Warrant; provided that, in the event of a subdivision, redivision, reduction, combination or consolidation thereof, or such successive subdivisions, redivisions, reductions, combinations or consolidations, then, subject to adjustments, if any, having been made in accordance with Section 3.1, "Common Shares" shall thereafter mean the shares resulting from such subdivision, redivision, reduction, combination or consolidation;

"CORPORATION" means Hemosol Inc. and its successors from time to time;

"CURRENT MARKET PRICE PER COMMON SHARE" has the meaning attributed to such term in Section 3.2(e);

"DIRECTOR" means a director of the Corporation for the time being and "Directors" means the board of directors of the Corporation or, whenever duly empowered, a committee of the board of directors of the Corporation, and reference to action by the Directors means action by the directors as a board or action by such a committee of the board as a committee;

"DIVIDENDS PAID IN THE ORDINARY COURSE" means dividends paid on the Common Shares in any financial year of the Corporation, whether in (1) cash; (2) shares of the Corporation; (3) rights, options or warrants to purchase any shares, property or other assets of the Corporation (but excluding rights, options or warrants referred to in Section 3.1(a)(i) or (ii)); or (4) property or other assets of the Corporation. For the purposes of the foregoing, where any dividend is paid, otherwise than in cash, any securities, property or other assets so distributed by way of dividend shall be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the Directors, which determination shall be conclusive;

"EXERCISE PRICE" means $1.00 per Common Share as adjusted from time to time pursuant to Article 3 of this Warrant;

"EXPIRY DATE" means the last date on which this Warrant can be exercised for Common Shares as provided in Section 2.1;

"HOLDER" means MDS;

"LOAN" means the Cdn$20 million non-revolving credit facility provided to the Corporation by The Bank of Nova Scotia pursuant to a commitment letter dated October 25, 2002, and guaranteed by MDS;

"LOAN REPAYMENT DATE" means the day on which the Loan has been repaid in full by either the Corporation or MDS.

"RIGHTS OFFERING" and "RIGHTS PERIOD" have the meanings attributed to such terms in Section 3.1(b);

"SHARE REORGANIZATION" has the meaning attributed to such term in Section
3.1(a);

"SPECIAL DISTRIBUTION" has the meaning attributed to such term in Section
3.1(d);

"TIME OF EXPIRY" has the meaning attributed to such term in Section 2.1;

"TSX" means the Toronto Stock Exchange;

"UNDERLYING SECURITIES" means the Common Shares issuable upon the exercise of the Warrants; and

"WARRANT" means this Warrant and includes any new warrant or warrants issued pursuant to Sections 3.1 or 3.2.

1.2      EXTENDED MEANINGS

Unless elsewhere herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3      INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

The division of this Warrant into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Warrant. The terms "this Warrant", "hereof", "herein", "hereunder" and similar expressions refer to this Warrant and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.4      TIME

Time shall be of the essence of this Warrant.

1.5      DAY NOT A BUSINESS DAY

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.6      APPLICABLE LAW

This Warrant shall be governed by and be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each of the holder and the Corporation hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

                                   ARTICLE 2
                               EXERCISE OF WARRANT

2.1      EXERCISE PERIOD

                  As to 5,000,000 Common Shares, this Warrant may be exercised at any time or from time to time on a Business Day from the date hereof to and including the day prior to the later of:

         (a)      November 22, 2005; and

         (b) if the Loan Repayment Date occurs after February 22, 2004, the earlier of (i) the first anniversary of the Loan Repayment Date, and (ii) November 22, 2007.

                  In the event the Loan Repayment Date occurs after February 22, 2004, this Warrant may be exercised as to the number of additional Common Shares shown in the column below entitled "Number of Shares" at any time or from time to time on a Business Day during the period commencing on the corresponding date shown in the column entitled "Start Date" below to and including the corresponding date shown in the column entitled "End Date" below:

NUMBER OF SHARES           START DATE                END DATE
----------------        -----------------        -----------------
    333,333             February 22, 2004        February 22, 2007
    333,333              March 22, 2004           March 22, 2007
    333,334              April 22, 2004           April 22, 2007

                  Notwithstanding the foregoing, the holder shall not be entitled to exercise this Warrant in respect of the number of Common Shares shown under the heading "Number of Shares" where the corresponding date shown under the heading "Start Date" is on or after the Loan Repayment Date.

                  Subject to the limitations above, this Warrant may be exercised for all or any part of the whole number of Common Shares purchasable upon its exercise; provided, however, that this Warrant shall be void and all rights represented hereby shall cease unless exercised before the Close of Business on the Expiry Date (such time and date being referred to as the "Time of Expiry").

2.2      MANNER OF EXERCISE

To exercise this Warrant, in whole or in part, the holder shall deliver to the Corporation at the address specified in Section 6.5 before the Close of Business on the applicable last day for exercise as set out in Section 2.1 (i) a written notice in substantially the form of Exhibit A hereto of such holder's election to exercise this Warrant, which notice shall specify the number of whole Common Shares to be purchased, (ii) a certified cheque or cheques or bank draft payable to the order of the Corporation in an amount equal in the aggregate to the product of the Exercise Price multiplied by the number of Common Shares as to which this Warrant is exercised, and (iii) this Warrant. Upon receipt thereof, the Corporation shall, as promptly as practicable, and in any event within ten Business Days thereafter, execute or cause to be executed, and deliver to such holder, a certificate or certificates representing the aggregate number of Common Shares issuable upon such exercise. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice and shall be registered in the name of such holder or such other name as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Common Shares for all purposes, as of the Close of Business on the date such notice, together with such cheque or cheques, and this Warrant, are received by the Corporation as aforesaid. If this Warrant shall have been exercised and/or surrendered in part, the Corporation shall, at the time of delivery of the certificate or certificates representing the Common Shares issuable upon such exercise, deliver to the holder hereof a new Warrant evidencing the rights of such holder to purchase the unpurchased Common Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder.

                                    ARTICLE 3
                                   ADJUSTMENTS

3.1      ADJUSTMENT OF EXERCISE PRICE

                  The Exercise Price and the number of Common Shares which may be subscribed for upon exercise of the Warrant shall be subject to adjustment from time to time upon the occurrence of any of the events and in the manner provided as follows:

         (a) If and whenever at any time prior to the Time of Expiry, the Corporation shall:

                  (i) declare a dividend or make a distribution on its Common Shares payable in Common Shares (or securities exchangeable for or convertible into Common Shares), other than a dividend (other than a stock dividend) paid in the ordinary course; or

                  (ii) subdivide or change its outstanding Common Shares into a greater number of Common Shares; or

                  (iii) reduce, combine or consolidate its outstanding Common Shares into a lesser number,

                  (any of such events in these clauses 3.1(a)(i), (ii) and (iii) being called a "Share Reorganization"), then effective immediately after the record date or effective date, as the case may be, at which the holders of Common Shares are determined for the purposes of the Share Reorganization the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect on such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of additional Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares immediately after giving effect to such Share Reorganization).

         (b) If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuing of rights, options or warrants to all or substantially all of the holders of the Common Shares entitling them for a period expiring not more than 45 days after such record date (the "Rights Period") to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) which is less than 95% of the Current Market Price per Common Share (as hereinafter defined) on the record date for such issue (any of such events being called a "Rights Offering"), then effective immediately after the end of the Rights Period the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect at the end of the Rights Period by a fraction the numerator of which shall be the sum of:

                  (i) the number of Common Shares outstanding as of the record date for the Rights Offering; and

                  (ii) a number determined by dividing (A) either the product of (i) the number of Common Shares issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and
                           (ii) the price at which such Common Shares are issued, or, as the case may be, the product of (iii) the number of Common Shares for or into which the convertible or exchangeable securities issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering are exchangeable or convertible and (iv) the exchange or conversion price of the convertible or exchangeable securities so issued, by (B) the Current Market Price per Common Share as of the record date for the Rights Offering, and the denominator of which shall be the number of Common Shares outstanding (including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering) or which would be outstanding upon the conversion or exchange of all convertible or exchangeable securities issued during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering, as applicable, in each case after giving effect to the Rights Offering.

                  Common Shares owned by or held (otherwise than as security) for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. In order to give effect to the provisions of Section 3.1(e) in the circumstances described below, any holder who shall have exercised his right to purchase Common Shares during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor, in addition to the Common Shares to which he is otherwise entitled upon such exercise, shall be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Exercise Price in effect immediately prior to the end of such Rights Offering and the Exercise Price, as adjusted for such Rights Offering pursuant to this Section 3.1(b), is multiplied by the number of Common Shares purchased upon exercise of the Warrant held by such holder during such period, and the resulting product is divided by the Exercise Price, as adjusted for such Rights Offering pursuant to this Section 3.1(b). Such additional Common Shares shall be deemed to have been issued to the holder immediately following the end of the Rights Period and a certificate for such additional Common Shares shall be delivered to such holder within 10 Business Days following the end of the Rights Period.

         (c) If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the payment, issue or distribution to all or substantially all of the holders of the Common Shares of (i) a dividend, (ii) cash or assets (including evidences of the Corporation's indebtedness), or (iii) rights or other securities (including without limitation, securities convertible into or exchangeable for Common Shares), and such payment, issue or distribution does not constitute a dividend (other than a stock dividend) paid in the ordinary course, a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price shall be adjusted effective immediately after such record date to a price determined by multiplying the applicable Exercise Price in effect on such record date by a fraction:

                  (i)      the numerator of which shall be:

                           (A) the product of the number of Common Shares outstanding on such record date and the Current Market Price per Common Share on such record date; less

                           (B) the fair market value, as determined by action of the Directors (whose determination shall be conclusive), to the holders of the Common Shares of such dividend, cash, assets, rights or securities so paid, issued or distributed less the fair market value, as determined by action of the Directors (whose determination shall be conclusive), of the consideration, if any, received therefor by the Corporation, and

                  (ii) the denominator of which shall be the number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date.

                  Any Common Shares owned by or held (otherwise than as security) for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such payment, issuance or distribution is not so made, the Exercise Price shall be readjusted effective immediately to the Exercise Price which would then be in effect based upon such payment, issuance or distribution actually made.

         (d) If and whenever at any time prior to the Time of Expiry there shall be a reorganization, reclassification or other change of Common Shares outstanding at such time or change of the Common Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity in which the holders of Common Shares are entitled to receive shares, other securities or property, including cash, (any of such events being herein called a "Capital Reorganization"), the holder upon the exercise of the right to subscribe for and purchase Common Shares pursuant to the exercise of this Warrant after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, including cash, which such holder would have received as a result of such Capital Reorganization had such holder exercised his right to acquire Underlying Securities immediately prior to the effective date or record date, as the case may be, of the Capital Reorganization and had such holder been the holder of such Underlying Securities on such effective date or record date, as the case may be, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Sections 3.1(b) and 3.1(c) hereof. If determined appropriate by the Directors, acting reasonably, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 3.1, with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth in this Section 3.1 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property, including cash, thereafter deliverable upon the exercise of the Warrant. Any such adjustment shall be made by and set forth in an agreement supplemental hereto approved by action by the Directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

         (e) If and whenever at any time prior to the Time of Expiry there shall occur a Share Reorganization, a Rights Offering or a Special Distribution and any such event results in an adjustment to the Exercise Price pursuant to the provisions of this Section 3.1, the number of Common Shares purchaseable (at the adjusted Exercise Price) shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares theretofore purchaseable on the exercise thereof by a fraction, the numerator of which shall be the applicable Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Exercise Price resulting from such adjustment.

         (f) In case the Corporation after the date of issue of this Warrant shall take any action affecting the Common Shares, other than action described in this Section 3.1, which in the opinion of the Directors, acting reasonably, would materially adversely affect the rights of the holder, the Exercise Price or the number of Common Shares purchaseable upon exercise shall be adjusted in such manner, if any, and at such time, by action by the Directors, acting reasonably, as they may determine to be equitable in the circumstances, but subject in all cases to the prior approval of the TSX and any other necessary regulatory approval.

3.2      RULES REGARDING CALCULATION OF ADJUSTMENT OF EXERCISE PRICE

                  For the purposes of Section 3.1 hereof, any adjustment shall be made successively whenever an event referred to therein shall occur, subject to the following provisions:

         (a) all calculations shall be made to the nearest 1/100th of a Common Share;

         (b) no adjustment to an Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the number of Common Shares purchasable upon exercise of this Warrant will be required to be made unless the cumulative effect of such adjustment or adjustments would change the number of Common Shares purchasable upon the exercise of this Warrant by at least one one-hundredth of a Common Share and, for greater clarity, any adjustment which, except for the qualification of this clause, would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however, that in no event shall the Corporation be obligated to issue fractional Common Shares or fractional interests in Common Shares upon exercise of this Warrant or pay any amount in cash in lieu of issuing fractional Common Shares;

         (c) if a dispute shall at any time arise with respect to adjustments to the Exercise Price or the number of Common Shares purchaseable pursuant to the exercise rights represented by this Warrant, such disputes shall be conclusively determined by the Corporation's auditors or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the Directors and any such determination shall be conclusive evidence of the correctness of any adjustments made;

         (d) if the Corporation shall set a record date to determine the holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights, options or warrants and shall thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchaseable upon exercise of the Warrant shall be required by reason of the setting of such record date; and

         (e) "Current Market Price per Common Share", at any date, means the weighted average price per Common Share at which the Common Shares have traded on the TSX (or, if the Common Shares are not so listed, then on the stock exchange on which the Common Shares are listed on which the greatest volume of Common Shares were traded during the period referenced below or, if the Common Shares are not so listed on any stock exchange, then on the over-the-counter market on which the Common Shares are traded as selected by action of the Directors acting reasonably for such purpose), during the 20 most recent trading days ending on the fifth trading day before such date on which there has occurred at least one trade of at least one board lot of Common Shares prior to such date, such weighted average price to be determined by dividing the aggregate sale price of all Common Shares sold in board lots on such exchange or market, as the case may be, during the said 20 trading days, by the number of Common Shares so sold.

3.3      PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT

As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 3.1, the Corporation shall take any action that may, in the opinion of counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all the Underlying Securities that the holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

3.4      NOTICES

Upon each adjustment or re-adjustment of the Exercise Price or in the nature of the Common Shares, securities or other property receivable upon the exercise of this Warrant, the Corporation promptly shall prepare and mail, by first class mail, postage prepaid, to the registered holder of this Warrant a certificate setting forth such adjustment or re-adjustment and stating the facts upon which such adjustment or re-adjustment is based, including a statement of the kind and amount of shares, securities or other property thereafter to be received upon the exercise of this Warrant.

                                   ARTICLE 4
                          COVENANTS OF THE CORPORATION

4.1      COVENANTS OF THE CORPORATION

The Corporation hereby covenants with the holder of this Warrant that so long as this Warrant shall remain outstanding and may be exercised:

         (a) all Common Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and fully paid and non-assessable;

         (b) during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for issuance a sufficient number of its Common Shares to provide for the exercise of the rights represented by this Warrant;

         (c) the Corporation will maintain in full force and effect its existence;

         (d) the Corporation shall use its reasonable best efforts to maintain in good standing the listing of the Common Shares on the TSX, or such other stock exchange upon which the Common Shares may be listed; and

         (e) the Corporation will keep its transfer register open during normal business hours in the City of Toronto.

4.2         MERGERS, SUCCESSORS

Nothing in this Warrant shall prevent any consolidation, reorganization, arrangement, amalgamation or merger of the Corporation with or into any other body corporate or person; provided, however, that the body corporate or person formed by such consolidation or amalgamation or into which such merger shall have been made shall succeed to and be substituted for the Corporation hereunder with the same effect as if it had been a party hereto. Such changes may be made to the Warrant as the Directors of the Corporation determine may be appropriate in view of any such consolidation, reorganization, arrangement, amalgamation or merger.

                                   ARTICLE 5
                             ACKNOWLEDGEMENT OF MDS

5.1      ACKNOWLEDGEMENT OF MDS

The holder hereby acknowledges that this Warrant and the Common Shares issued pursuant hereto are and will be subject to resale restrictions under applicable securities laws, rules and regulations and policies.

                                   ARTICLE 6
                               GENERAL PROVISIONS

6.1      EXCHANGES

         (a) This Warrant may be exchanged for another warrant or warrants entitling the holder thereof to purchase in the aggregate the same number of Common Shares as are purchasable under the Warrant so exchanged upon the same terms as under the Warrant so exchanged.

         (b) This Warrant may be exchanged only at the offices of the Corporation or at any other place that is designated by the Corporation. Any Warrant tendered for exchange shall be surrendered to the Corporation and be cancelled.

6.2      CANCELLATION

A holder may at any time tender this Warrant to the Corporation for cancellation and the Corporation shall cancel this Warrant and make the appropriate notations on its registers.

6.3      REGISTRATION OF HOLDERS OF WARRANT AND TRANSFERS

         (a) The Corporation shall cause to be kept at its offices or at such other places as may be designated by the Corporation from time to time registers in which the holder or holders of this Warrant shall be registered. The name and address of each holder so registered and the particulars of the Warrant held by him shall be entered into the register in which the Warrant is registered. No transfer of this Warrant shall be valid unless made on the register.

         (b) The Corporation shall not be charged with notice of or be bound to see to the execution of any trusts, whether express, implied or constructive in respect of this Warrant and may transfer the same on the direction of the registered holder thereof, whether named as trustee or otherwise, as though that person were the beneficial holder thereof.

         (c) The holder may transfer all or part of the Warrant provided the holder or its administrators or other legal representatives comply with such reasonable requirements as the Corporation may prescribe, including compliance with all applicable securities legislation. The transferee of all or part of the Warrant shall, after (i) a form of transfer acceptable to the Corporation, such as the form in Exhibit B hereto, duly completed, and (ii) the certificate representing the Warrant, are deposited with the Corporation, and upon compliance with all other reasonable requirements of the Corporation or law, be entitled to have its name entered on the register as the holder of such part or all of the Warrant so transferred free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any other previous holder of such Warrant (or part thereof), save in respect of equities which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

6.4      LOSS OR MUTILATION

Upon receipt by the Corporation of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and in case of mutilation, upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant of like tenor.

6.5      COMMUNICATIONS

All communications provided for hereunder shall be delivered, addressed (a) if to the Corporation, at: 2585 Meadowpine Blvd., Mississauga, Ontario L5N 8H9;
Attention: Lee Hartwell, Vice President, Corporate Development and Chief Financial Officer and Secretary, or (b) if to MDS, at 100 International Boulevard, Etobicoke, Ontario M9W 6J6, Attention: General Counsel. Any address may be changed from time to time and shall be the most recent address furnished in writing, if by the holder of the Warrant, to the Corporation, or, if by the Corporation, to the holder of the Warrant. Except as otherwise provided herein, any communication shall be deemed to have been given when delivered.

6.6      LIMITATION OF LIABILITY, ETC.

No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Common Shares or other securities, and no mere enumeration in this Warrant of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Corporation, whether such liability is asserted by the

Corporation or by creditors of the Corporation. No holder hereof shall have any rights as a shareholder of the Corporation until such holder exercises this Warrant in accordance with the provisions hereof.

6.7      CURRENCY OF PAYMENT

Any amounts payable hereunder shall be paid in lawful money of Canada.

6.8      BINDING EFFECT

All covenants and agreements of the Corporation contained herein shall be binding upon the Corporation and its successors, and shall enure to the benefit of the holder, its successors and assigns.

6.9      SEVERABILITY

If any provision hereof shall be held to be void, illegal or unenforceable, to the extent permitted by law, such provision shall be deemed severable from the remaining provisions hereof which shall remain in full force and effect.

6.10     MODIFICATIONS

No amendment, modification, consent or waiver by the holder shall be effective unless made in writing and signed by the holder hereof.

IN WITNESS WHEREOF, the Corporation and the holder have duly caused this Warrant to be executed as of November 22, 2002.

                                  HEMOSOL INC.

                                  By: /s/ LEE HARTWELL
                                      ----------------------------

                                  MDS INC.

                                  By: /s/ PETER BRENT
                                      ----------------------------

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED BY THE HOLDER IN ACCORDANCE WITH, OR PURSUANT TO AN EXEMPTION FROM, ALL APPLICABLE PROVISIONS OF SUCH STATUTE.

                              EXHIBIT A TO WARRANT
                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)

The undersigned registered holder of this Warrant irrevocably exercises this Warrant for and purchases ________ Common Shares in the capital of Hemosol Inc. purchasable with this Warrant, and herewith makes payment therefor (by certified cheque or bank draft) in the amount of $ __________ , all at the price and on the terms and conditions specified in this Warrant, and requests that certificates for the Common Shares hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________________________________________________________ whose address is
_______________________________________________________________________________,
and, if such Common Shares shall not include all of the Common Shares issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the Common Shares issuable under this Warrant be delivered to the undersigned.

Dated:

                                          ______________________________________
                                          (Signature of Registered Owner)

                                          ______________________________________
                                          (Street Address)

                                          ______________________________________
                                          (City)(Province)(Postal Code)

                              EXHIBIT B TO WARRANT
                                FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name) __________________________ (the "Transferee"), of
(residential address) _______________________________________________ the attached Warrant of Hemosol Inc. (the "Corporation") registered in the name of the undersigned on the records of the Corporation represented by the within certificate and irrevocably appoints ___________________________ as the attorney of the undersigned to transfer the said securities on the books of the Corporation with full power of substitution. If the undersigned is a U.S. Person (as defined in Regulation S under the U.S. Securities Act of 1933, as amended, a "U.S. PERSON"), the undersigned represents that the transferee is not a U.S. Person.

            DATED the _______ day of __________________, _________.

______________________                __________________________________________
Signature Guaranteed                  Signature of Warrantholder, to be the same
                                      as appears on the face of this Warrant
                                      Certificate)